UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2023

Comera Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-41403	87-4706968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Gill Street Suite 4650 Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMRA	The Nasdaq Stock Market LLC
Warrants	CMRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on September 13, 2023, Comera Life Sciences Holdings, Inc. (the “Company”) notified Maxim Group LLC (“Maxim”), the sole holder of shares of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) that the issuance of shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and warrants to purchase shares of Common Stock in a private placement that took place on September 11, 2023 (combined with prior Equity Financings, as defined in the Certificate of Designation (the “Certificate of Designation”) of the Series A Preferred Stock) constituted a Qualifying Financing Event (as defined in the Certificate of Designation) and that the Company determined the Qualifying Financing Proceeds (as defined in the Certificate of Designation) were equal to $453,000. On September 19, 2023, at Maxim’s election and direction, the Company used such Qualifying Financing Proceeds to redeem 409.47 shares of the Series A Preferred Stock. Pursuant to the terms of the Certificate of Designation, following a Qualifying Financing Event, the Company is obligated to provide written notice to the holders of the Series A Preferred Stock and make a public announcement of the aggregate Qualifying Financing Proceeds within three trading days of a Series A Quarterly Dividend Payment Date (as defined in the Certificate of Designation). As of October 1, 2023, the most recent Series A Quarterly Dividend Payment Date, the aggregate amount of Qualifying Financing Proceeds is nil.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2023	COMERA LIFE SCIENCES HOLDINGS, INC.

	By:	/s/ Michael Campbell
	Name:	Michael Campbell
	Title:	Chief Financial Officer